Exhibit (h)(20)(iii)

AMENDMENT NO. 2

FUND OF FUNDS INVESTMENT AGREEMENT

Amendment No. 2, dated March 16, 2023 (“Amendment No. 2”), to the Fund of Funds Investment Agreement, dated as of January 19, 2022 (“Agreement”), among EQ Advisors Trust and 1290 Funds (“EQ Trusts”) and WisdomTree Trust.

WHEREAS, the EQ Trusts and WisdomTree Trust desire to update the Agreement to add the EQ/Intermediate Corporate Bond Portfolio and 1290 Essex Small Cap Growth Fund (“Acquiring Funds”) to the Agreement;

WHEREAS, the EQ Trusts and WisdomTree Trust desire to update the Agreement to remove references to EQ/AXA Investment Managers Moderate Allocation Portfolio, EQ/First Trust Moderate Growth Allocation Portfolio, EQ/Franklin Growth Allocation Portfolio, 1290 VT Low Volatility Global Equity Portfolio, EQ/Franklin Strategic Income Portfolio and EQ/Invesco International Growth Portfolio.

NOW THEREFORE, the EQ Trusts and WisdomTree Trust agree to modify and amend the Agreement as follows:

Appendix A. Appendix A to the Agreement, which sets forth the Acquiring Funds, is hereby replaced in its entirety by Appendix A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 2 as of the date first above set forth.

EQ Advisors Trust 1290 Funds		WisdomTree Trust

By:	/s/ Kenneth Kozlowski	By:	/s/ Jonathan Steinberg
	Name: Kenneth Kozlowski		Name: Jonathan Steinberg
	Title: Senior Vice President and Chief Investment Officer		Title: President

APPENDIX A

FUND OF FUNDS INVESTMENT AGREEMENT

Acquiring Funds

EQ ADVISORS TRUST

1290 VT Convertible Securities Portfolio

1290 VT DoubleLine Opportunistic Bond Portfolio

1290 VT Equity Income Portfolio

1290 VT GAMCO Mergers & Acquisitions Portfolio

1290 VT GAMCO Small Company Value Portfolio

1290 VT High Yield Bond Portfolio

1290 VT Micro Cap Portfolio

1290 VT Moderate Growth Allocation Portfolio

1290 VT Multi-Alternative Strategies Portfolio

1290 VT Natural Resources Portfolio

1290 VT Real Estate Portfolio

1290 VT Small Cap Value Portfolio

1290 VT SmartBeta Equity ESG Portfolio

1290 VT Socially Responsible Portfolio

ATM International Managed Volatility Portfolio

ATM Large Cap Managed Volatility Portfolio

ATM Mid Cap Managed Volatility Portfolio

ATM Small Cap Managed Volatility Portfolio

EQ/2000 Managed Volatility Portfolio

EQ/400 Managed Volatility Portfolio

EQ/500 Managed Volatility Portfolio

EQ/AB Dynamic Aggressive Growth Portfolio

EQ/AB Dynamic Growth Portfolio

EQ/AB Dynamic Moderate Growth Portfolio

EQ/AB Short Duration Government Bond Portfolio

EQ/AB Small Cap Growth Portfolio

EQ/AB Sustainable U.S. Thematic Portfolio

EQ/Aggressive Growth Strategy Portfolio

EQ/All Asset Growth Allocation Portfolio

EQ/American Century Mid Cap Value Portfolio

EQ/American Century Moderate Growth Allocation Portfolio

EQ/Balanced Strategy Portfolio

EQ/Capital Group Research Portfolio

EQ/ClearBridge Large Cap Growth ESG Portfolio

EQ/ClearBridge Select Equity Managed Volatility Portfolio

EQ/Common Stock Index Portfolio

EQ/Conservative Growth Strategy Portfolio

EQ/Conservative Strategy Portfolio

EQ/Core Bond Index Portfolio

EQ/Emerging Markets Equity PLUS Portfolio

EQ/Equity 500 Index Portfolio

EQ/Fidelity Institutional AM® Large Cap Portfolio

EQ/Franklin Moderate Allocation Portfolio

EQ/Franklin Rising Dividends Portfolio

EQ/Franklin Small Cap Value Managed Volatility Portfolio

EQ/Global Equity Managed Volatility Portfolio

EQ/Goldman Sachs Growth Allocation Portfolio

EQ/Goldman Sachs Mid Cap Value Portfolio

EQ/Goldman Sachs Moderate Growth Allocation Portfolio

EQ/Growth Strategy Portfolio

EQ/Intermediate Corporate Bond Portfolio

EQ/Intermediate Government Bond Portfolio

EQ/International Core Managed Volatility Portfolio

EQ/International Equity Index Portfolio

EQ/International Managed Volatility Portfolio

EQ/International Value Managed Volatility Portfolio

EQ/Invesco Comstock Portfolio

EQ/Invesco Global Portfolio

EQ/Invesco Global Real Assets Portfolio

EQ/Invesco Moderate Allocation Portfolio

EQ/Invesco Moderate Growth Allocation Portfolio

EQ/Janus Enterprise Portfolio

EQ/JPMorgan Growth Allocation Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/Large Cap Core Managed Volatility Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Growth Managed Volatility Portfolio

EQ/Large Cap Value Index Portfolio

EQ/Large Cap Value Managed Volatility Portfolio

EQ/Lazard Emerging Markets Equity Portfolio

EQ/Long-Term Bond Portfolio

EQ/Loomis Sayles Growth Portfolio

EQ/MFS International Growth Portfolio

EQ/MFS International Intrinsic Value Portfolio

EQ/MFS Mid Cap Focused Growth Portfolio

EQ/MFS Technology Portfolio

EQ/MFS Utilities Series Portfolio

EQ/Mid Cap Index Portfolio

EQ/Mid Cap Value Managed Volatility Portfolio

EQ/Moderate Growth Strategy Portfolio

EQ/Money Market Portfolio

EQ/Morgan Stanley Small Cap Growth Portfolio

EQ/PIMCO Global Real Return Portfolio

EQ/PIMCO Real Return Portfolio

EQ/PIMCO Total Return ESG Portfolio

EQ/PIMCO Ultra Short Bond Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Small Company Index Portfolio

EQ/T. Rowe Price Growth Stock Portfolio

EQ/T. Rowe Price Health Sciences Portfolio

EQ/Ultra Conservative Strategy Portfolio

EQ/Value Equity Portfolio

EQ/Wellington Energy Portfolio

Equitable Conservative Growth MF/ETF Portfolio

Equitable Growth MF/ETF Portfolio

Equitable Moderate Growth MF/ETF Portfolio

Multimanager Aggressive Equity Portfolio

Multimanager Core Bond Portfolio

Multimanager Technology Portfolio

1290 FUNDS

1290 Diversified Bond Fund

1290 Essex Small Cap Growth Fund

1290 GAMCO Small/Mid Cap Value Fund

1290 High Yield Bond Fund

1290 Loomis Sayles Multi-Asset Income Fund

1290 Multi-Alternative Strategies Fund

1290 SmartBeta Equity Fund

1290 Retirement 2020 Fund

1290 Retirement 2025 Fund

1290 Retirement 2030 Fund

1290 Retirement 2035 Fund

1290 Retirement 2040 Fund

1290 Retirement 2045 Fund

1290 Retirement 2050 Fund

1290 Retirement 2055 Fund

1290 Retirement 2060 Fund

Acquired Funds

WisdomTree ETFs

12(d) Exemptive Relief Eligibility

DOMESTIC EQUITY ETFs

CORE
Large Cap	Ticker	Exp. Ratio %
U.S. LargeCap	EPS	0.08
U.S. Quality Dividend Growth	DGRW	0.28
U.S. Multifactor	USMF	0.28

Mid & Small Cap	Ticker	Exp. Ratio %
U.S. MidCap	EZM	0.38
U.S. SmallCap	EES	0.38
U.S. SmallCap Quality Dividend Growth	DGRS	0.38

VALUE

Large Cap	Ticker	Exp. Ratio %
U.S. LargeCap Dividend	DLN	0.28
U.S. Total Dividend	DTD	0.28
U.S. High Dividend	DHS	0.38
U.S. AI Enhanced Value	AIVL	0.38
U.S. Value	WTV	0.12

Mid & Small Cap	Ticker	Exp. Ratio %
U.S. MidCap Dividend	DON	0.38
U.S. SmallCap Dividend	DES	0.38

GROWTH

Large Cap	Ticker	Exp. Ratio %
Growth Leaders	PLAT	0.20
U.S. Growth & Momentum	WGRO	0.55
U.S. Quality Growth	QGRW	0.28

EMERGING MARKETS EQUITY ETFs

Emerging Markets	Ticker	Exp. Ratio %
Emerging Markets High Dividend	DEM	0.63
Emerging Markets Quality Dividend Growth	DGRE	0.32
Emerging Markets Multifactor	EMMF	0.48
Emerging Markets SmallCap Dividend	DGS	0.58
Emerging Markets ex-China	XC	0.32

Regional/Single Country	Ticker	Exp. Ratio %
India Earnings	EPI	0.84

INTERNATIONAL EQUTIY ETFs

International	Ticker	Exp. Ratio %
International Equity	DWM	0.48
International Multifactor	DWMF	0.38
Dynamic Currency Hedged International Equity	DDWM	0.40
International LargeCap Dividend	DOL	0.48
International AI Enhanced Value	AIVI	0.58
International High Dividend	DTH	0.58
International Hedged Quality Dividend Growth	IHDG	0.58
International Quality Dividend Growth	IQDG	0.42

International Mid & Small Cap	Ticker	Exp. Ratio %
International SmallCap Dividend	DLS	0.58
Dynamic Currency Hedged International SmallCap Equity	DDLS	0.48
International MidCap Dividend	DIM	0.58

Global	Ticker	Exp. Ratio %
Global ex-U.S. Quality Dividend Growth	DNL	0.42
Global High Dividend	DEW	0.58
Global ex-U.S. Real Estate	DRW	0.58

Regional/Single Country	Ticker	Exp. Ratio %
Japan Hedged Equity	DXJ	0.48
Europe Hedged Equity	HEDJ	0.58
Europe Quality Dividend Growth	EUDG	0.58
Germany Hedged Equity	DXGE	0.48

Regional/Single Country Small Cap	Ticker	Exp. Ratio %
Japan SmallCap Dividend	DFJ	0.58
Japan Hedged SmallCap Equity	DXJS	0.58
Europe SmallCap Dividend	DFE	0.58
Europe Hedged SmallCap Equity	EUSC	0.58

ESG ETFs

	Ticker	Exp. Ratio %
U.S. ESG	RESP	0.28
Emerging Markets ESG	RESE	0.32
International ESG	RESD	0.30
Emerging Markets ex-State-Owned Enterprises	XSOE	0.32
China ex-State-Owned Enterprises	CXSE	0.32
India ex-State-Owned Enterprises	IXSE	0.58

FIXED INCOME ETFs

Strategic Core	Ticker	Exp. Ratio %
Yield Enhanced U.S. Aggregate Bond	AGGY	0.12
Yield Enhanced U.S. Short-Term Aggregate Bond	SHAG	0.12
Mortgage Plus Bond	MTGP	0.45

Short Term Government	Ticker	Exp. Ratio %
Floating Rate Treasury	USFR	0.15

Interest Rate Strategies	Ticker	Exp. Ratio %
Interest Rate Hedged U.S. Aggregate Bond	AGZD	0.23
Interest Rate Hedged High Yield Bond	HYZD	0.43

Credit	Ticker	Exp. Ratio %
U.S. Corporate Bond	WFIG	0.18
U.S. Short-Term Corporate Bond	SFIG	0.18
U.S. High Yield Corporate Bond	WFHY	0.18
Voya Yield Enhanced USD Universal Bond	UNIY	0.15

Emerging Markets	Ticker	Exp. Ratio %
Emerging Markets Local Debt	ELD	0.55
Emerging Markets Corporate Bond	EMCB	0.60

Currency Strategies	Ticker	Exp. Ratio %
Emerging Currency Strategy	CEW	0.55
Bloomberg U.S. Dollar Bullish	USDU	0.51
Chinese Yuan Strategy	CYB	0.45

ALTERNATIVE ETFs

Managed Futures	Ticker	Exp. Ratio %
Managed Futures Strategy	WTMF	0.65

Option-Based	Ticker	Exp. Ratio %
PutWrite Strategy	PUTW	0.44

Commodity	Ticker	Exp. Ratio %
Enhanced Commodity Strategy	GCC	0.55

Target Range	Ticker	Exp. Ratio %
Target Range	GTR	0.70

CAPITAL EFFICIENT ETFs

Core	Ticker	Exp. Ratio %
U.S. Efficient Core	NTSX	0.20
International Efficient Core	NTSI	0.26
Emerging Markets Efficient Core	NTSE	0.38
Efficient Gold Plus Equity Strategy	GDE	0.20

Tactical	Ticker	Exp. Ratio %
Efficient Gold Plus Gold Miners Strategy	GMDN	0.45

MEGATRENDS

	Ticker	Exp. Ratio %
Cloud Computing	WCLD	0.45
Cybersecurity	WCBR	0.45
BioRevolution	WDNA	0.45
Artificial Intelligence and Innovation	WTAI	0.45
Battery Value Chain and Innovation	WBAT	0.45